                                                                    EXHIBIT 3.1



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE RESERVE PETROLEUM COMPANY


     THE RESERVE PETROLEUM COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is THE RESERVE PETROLEUM COMPANY and the name under which the corporation was originally incorporated is Farmers Royalty Holding Co.

     The date of filing its original Certificate of Incorporation with the Secretary of State was July 18, 1931.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as follows:

     FIRST: The name of the corporation is THE RESERVE PETROLEUM COMPANY.

     SECOND: The registered office of the corporation is to be located in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent is The Corporation Trust Company, whose address is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

     THIRD: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it, are as follows, to wit:

          (1) To acquire, bring together, hold, dispose of and deal in royalty and other interests in minerals, and to manage, control and exploit said mineral interests, and to collect the revenue arising therefrom;

          (2) To purchase or otherwise acquire, to hold, own, mortgage, exchange, pledge, sell, convey, lease, assign, transfer or otherwise deal or trade in and dispose of goods, wares and merchandise, royalties, chattels, patents, trademarks, bonds, mortgages, debentures, securities, evidences of indebtedness, stock, shares or rights in corporations; and real and personal property, and every estate, interest, or rights therein, of any nature or description, and in such franchises, goodwill, grants, concessions, as a business corporation may lawfully acquire; to receive, collect and dispose of the dividends and interest and income on any of said bonds, mortgages, debentures, securities and evidences of indebtedness, stock or shares and property held by it and to exercise any and all rights, powers and privileges of ownership of any and all such stock, shares and properties;

          (3) To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands, leaseholds, and especially oil leases, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

          (4) To act as the agent, proxy or representative otherwise than as fiscal or transfer agent of any corporation, firm, or individual, and as such to promote, develop and extend the business of such corporation;

          (5) To loan money on bonds secured by mortgage on real property or otherwise; to construct, erect, build, improve, and maintain houses and buildings of any and every description on any lands of the corporation or upon other lands, and to carry on the general business of real estate agent and broker;

          (6) To subscribe for, to purchase, invest in, acquire, hold and own; and to sell, assign, transfer, pledge, mortgage, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, mortgages, debentures, notes, coupons and other securities, obligations, contracts and evidences of indebtedness of any corporation, domestic or foreign and to issue in exchange therefor its shares of stock, bonds or other obligations and to exercise in respect to any such shares of stock, bonds, or other securities or evidences of indebtedness, any and all rights and privileges of individual holders or owners including the right to vote thereon; and to aid in any manner as permitted by law, any corporation or association of which any stock, bonds, or other securities or evidences of indebtedness are held by or for this company, and do any other act or thing designed to protect, preserve, improve or enhance the value of any such company or of its stock, bonds or other securities or evidences of indebtedness, or to promote or facilitate the welfare and business of the corporation or of any subsidiary company;

          (7) To borrow money for the purposes of the corporation and to issue bonds, notes and other obligations and to secure the same by pledge or mortgage of the whole or part of the property of the corporation, either real or personal, or to issue bonds, notes, debentures or other obligations without any such security, and to sell or pledge such bonds, notes or other obligations for its proper corporate purposes;

          (8) To act as agent for the purchase or sale of property, rights and interests of any description and to do any such act or thing connected with the above powers; to promote corporations or enterprises of any character, including industrial, railroad, steamship, real estate and mining companies;

          (9) To conduct and transact its business in any and all its branches in any state, territory, colony or dependency of the United States, and the District of Columbia and in any and all foreign countries, and to have proper offices therein; also to purchase, hold or mortgage and convey real or personal property therein without limit, subject always to the laws of such state, territory, colony, dependency or foreign country;

          (10) The foregoing clauses shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and that this corporation may do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or objects hereinbefore enumerated, either alone or in association with other corporations, firms, or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise;

          (11) Nothing contained in this Certificate, however, shall be construed to authorize this corporation to engage in the banking, insurance, railroad or transportation business, or to issue bills, notes or other evidence of debt for circulation as money, or to carry on any business or exercise any power in any state or country unless permitted under the laws thereof.

          (12) The business of the company will not be in conflict with, nor such as is prohibited by, Title 12, U.S. Code, Sections 584 to 588 and Chapter 377, Sections 1 to 15, 44 Statutes at Large, 628-629.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is four hundred thousand (400,000) and the par value of each such shares is Fifty Cents ($.50).

     FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws, but shall not be less than three. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the stockholders at an annual or special meeting as shall be provided in the bylaws.

          (2) By a resolution or resolutions passed by a majority of the whole board, the board of directors may designate one or more committees, each committee to consist of two or more directors of the corporation, which, to the extent provided in said resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation, or as may be determined from time to time by resolution adopted by the board of directors.

          (3) The board of directors shall have power:

               (a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the bylaws of this corporation; to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the corporation, or any part thereof; to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and to fix the times for the declaration and payment of dividends.

               (b) With the consent in writing of the holders of a majority of the voting stock issued and outstanding, or upon the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, to sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as the board of directors shall deem expedient and for the best interests of the corporation.

               (c) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation unless expressly so authorized by statute or by a resolution of the stockholders or the directors.

          (4) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     TENTH:

          (1) Elimination of Certain Liability of Directors. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty by such director as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of section (1) of this Article Tenth shall eliminate or reduce the effect of section (1) of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for section (1) of this Article Tenth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

          (2) Indemnification and Insurance.

               (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (hereinafter, "Corporate Agent"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the corporation or Corporate Agent or in any other capacity while serving as a director, officer, or Corporate Agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, or Corporate Agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this section shall be a contractual right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and other agents of the corporation with the same scope and effect as the foregoing indemnification of directors, officers, and Corporate Agents.

               (b) Right of Claimant to Bring Suit. If a claim under paragraph
          (a) of this section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote or stockholders or disinterested directors, or otherwise.

               (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     4. This Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said THE RESERVE PETROLEUM COMPANY has caused this Certificate to be signed by Mason W. McLain, its President, and attested by Jerry L. Crow, its Secretary, this 1st day of November, 1988.

                                        THE RESERVE PETROLEUM COMPANY

                                        By:  MASON W. MCLAIN
                                             ---------------------------
                                             MASON W. McLAIN, President

ATTEST:

By: JERRY L. CROW
    -------------------------
    JERRY L. CROW, Secretary